As filed with the Securities and Exchange Commission on February 12, 2007

                                                     Registration No. 333-______
================================================================================

                     U.S. SECURITIES AND EXCHANGECOMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              GIANT OIL & GAS INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                     Canada
         (State or Other Jurisdiction of Incorporation or Organization)

                                      None
                      (I.R.S. Employer Identification No.)

                       246 Stewart Green S.W., Suite 4010
                        Calgary, Alberta, Canada, T3H 3C8
                    (Address of Principal Executive Offices)

                             2006 Stock Option Plan
                            (Full Title of the Plan)

                                David Lubin, Esq.
                         David Lubin & Associates, PLLC
                             26 E. Hawthorne Avenue
                             Valley Stream, NY 11580

                     (Name and Address of Agent for Service)

                                 (516) 887-8200
          (Telephone number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

---------------------------- --------------------- ----------------------- ------------------- ----------------

         Title of                Amount To Be         Proposed Maximum      Proposed Maximum      Amount of
Securities To Be Registered       Registered         Offering Price Per        Aggregate        Registration
                                                           Share           Offering Price (2)      Fee (2)
---------------------------- --------------------- ----------------------- ------------------- ----------------
Common Stock, no par value       5,000,000(1)              $3.00              $15,000,000          $1,605

---------------------------- --------------------- ----------------------- ------------------- ----------------

         (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers
                  (a) an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein, and
                  (b) any additional shares of common stock which become issuable under the employee benefit plan described herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of common stock.

         (2)      Computed  in  accordance   with  Rule   457(h)(1)   under  the
                  Securities Act of 1933, as amended.

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                                EXPLANATORY NOTE

         In accordance with the Note to Part I of Form S-8, the information specified by Part I of S-8 has been omitted from this Registration Statement on Form S-8. Such information will be sent or given to participants in the employee benefit plan described herein as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Although such documents are not being filed with the Securities and Exchange Commission, they constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Giant Oil & Gas Inc. (the "Company") hereby states that (i) the documents listed in (a) through (b) below are incorporated by reference in this Registration Statement and (ii) all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         (a) The Company's Annual Report on Form 20-F for the fiscal year ended December 31, 2005;

         (b) The description of our common stock contained in the Company's F-1 Registration Statement, No. 333-125381 filed with the Commission on May 31, 2005, including without limitation, the Articles of Incorporation and By-Laws of the Company, filed as exhibits to said Registration Statement, and the Articles of Amendment to the Articles of Incorporation, filed with the Company's registration statement filed on Form F-1/A filed on September 7, 2005.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not Applicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Canadian Federal corporate laws provide, among other things, that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by us or in our right) by reason of the fact that the person is or was a director, officer, agent or employee of our company or is or was serving at our request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of our company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by us or in our right as well, but only to the extent of defense expenses
(including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the Registrant, unless the court believes that in light of all the circumstances indemnification should apply. The indemnification provisions contained in Canadian Corporate Law are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

3.1      Articles of Incorporation*
3.2      Amendment to Articles of Incorporation**
3.3      Bylaws*
4.1      Giant Oil & Gas Inc. 2006 Stock Option Plan
4.2      Form of Stock Option Agreement
5.1 Opinion of Morton & Company as to the legality of the securities being registered
23.1     Consent of Morton & Company (included in Exhibit 5.1)

23.2     Consent of SmytheRatcliffe
24.1 Power of Attorney (Contained on the signature page of this Registration Statement)

*Previously filed with the Company's Registration Statement on Form F-1 on May 31, 2005. ** Previously filed with the Company's Registration Statement on Form F-1/A filed on September 7, 2005

ITEM 9.  UNDERTAKINGS

The undersigned Company hereby undertakes, except as otherwise specifically provided in the rules of the Commission promulgated under the Securities Act:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Solana Beach, California, on February 12, 2007.

                                 By:   /s/ Robert Coale
                                       ------------------------------------
                                       Robert Coale, President, Secretary,
                                       Treasurer, and Chief Executive
                                       Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSON BY THESE  PRESENTS,  that each person  whose  signature appears below constitutes and appoints Robert Coale with the power of substitution, his attorney-in-fact, to sign any amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that his substitute, may do or choose to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated.


SIGNATURE          TITLE                                DATE
------------------ ------------------------------------ ------------------------

/s/  Robert Coale  President, Chief Executive           February 12, 2007
-----------------
    Robert Coale   Officer, Secretary, and Treasurer


/s/ Donald Neal    Vice President                       February 12, 2007
---------------
   Donald Neal



/s/ Duncan Budge   Director                             February 12, 2007
----------------
Duncan Budge



/s/ Michael Nott   Director                             February 12, 2007
----------------
Michael Nott